Exhibit 10.1

November 7, 2011

Thomas L. Monahan, III
Chairman of the Board and Chief Executive Officer
The Corporate Executive Board Company
1919 North Lynn Street
Arlington, VA 22209

Re:	Collaboration Agreement, dated as of February 6, 2007, by and between The Corporate Executive Board Company and The Advisory Board Company (as previously amended, the “Collaboration Agreement”)

Dear Tom:

This letter confirms that The Corporate Executive Board Company (“CEB”) and The Advisory Board Company (“ABCO”) have agreed to extend the Initial NP Term and the Initial EC Term (as such terms are defined in the Collaboration Agreement) through February 5, 2014 as contemplated by Sections 3.3(a) and 3.4(a) of the Collaboration Agreement, respectively, effective as of the date hereof.

Please indicate your agreement with the foregoing by signing and returning one copy of this letter to my attention, which shall constitute CEB’s and ABCO’s agreement with respect to the subject matter hereof.

Very truly yours,

/s/ Robert. W. Musslewhite
Robert W. Musslewhite
Chief Executive Officer

ACCEPTED AND AGREED:
THE CORPORATE EXECUTIVE BOARD COMPANY

By: /s/ Thomas L. Monahan
Thomas L. Monahan, III
Chairman of the Board and Chief Executive Officer